Exhibit 2.1
SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER
     This SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this “Amendment”) is made and entered into as of August 7, 2009 by and among Din Global Corp., a Delaware corporation (“Parent”), EPN Acquisition, Inc., a Delaware corporation (“Merger Sub”), and En Pointe Technologies, Inc., a Delaware corporation (the “Company”).
RECITALS
     WHEREAS, as a result of a typographical error, references to Merger Sub in that certain Agreement and Plan of Merger dated March 11, 2009 among Parent, Merger Sub and the Company (the “Original Agreement”) and the Amendment to Agreement and Plan of Merger dated July 10, 2009 among Parent, Merger Sub and the Company (the “First Amendment” and, the Original Agreement as amended by the First Amendment, the “Merger Agreement”) incorrectly refer to “ENP Acquisition, Inc.” as a party thereto rather than “EPN Acquisition, Inc.”; and
     WHEREAS, the parties desire to amend the Merger Agreement to change all references in the Merger Agreement from “ENP Acquisition, Inc.” to “EPN Acquisition, Inc.” and to otherwise confirm that EPN Acquisition, Inc. is the correct party to the Merger Agreement.
AGREEMENT
     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Amendment, and subject to the conditions set forth herein, the parties hereto, intending to be legally bound hereby, agree as follows:
          Section 1. Interpretation. The Merger Agreement is amended as set forth in this Amendment. Except as specifically provided for in this Amendment, all of the terms and conditions of the Merger Agreement shall remain in full force and effect and nothing in this Amendment will be construed as a waiver of any of the rights or obligations of the parties under the Merger Agreement. Each reference in the Merger Agreement to “hereof,” “hereunder” and “this Agreement” shall, from and after the date of this Amendment, refer to the Merger Agreement, as amended by this Amendment. Any singular term in this Amendment shall be deemed to include the plural, and any plural term the singular.
          Section 2. Definitions. Capitalized terms used but not defined in this Amendment shall have the respective meanings ascribed to them in the Merger Agreement.
          Section 3. Amendment to Merger Agreement. Each reference to “ENP Acquisition, Inc.” in the Merger Agreement is hereby amended to read “EPN Acquisition, Inc.” EPN Acquisition, Inc. hereby acknowledges, affirms and agrees that EPN Acquisition, Inc. has been since the execution of the Original Agreement, and shall be for all purposes, a party to the Merger Agreement as reflected in the Merger Agreement with respect to “ENP Acquisition, Inc.” Each of the parties to the Merger Agreement hereby acknowledges, confirms and agrees that EPN Acquisition has been since the execution of the Original Agreement, and otherwise is, the party to the Merger Agreement referred in the Merger Agreement as “ENP Acquisition, Inc.”

          Section 4. Counterparts. This Amendment may be executed in counterparts (including by facsimile), all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by all of the parties and delivered to the other parties.
          Section 5. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to the conflict of law principles that would require the application of the law of another jurisdiction.
[Signature Page Follows]

          IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to Agreement and Plan of Merger to be signed by its respective officers hereunto duly authorized, all as of the date first written above.

DIN GLOBAL CORP.
By:	/s/ Attiazaz “Bob” Din
	Name:	Attiazaz “Bob” Din
	Title:	President

EPN ACQUISITION, INC.
By:	/s/ Attiazaz “Bob” Din
	Name:	Attiazaz “Bob” Din
	Title:	President

EN POINTE TECHNOLOGIES, INC.
By:	/s/ Javed Latif
	Name:	Javed Latif
	Title:	Chief Financial Officer

[Signature Page to Second Amendment to Agreement and Plan of Merger Agreement]